UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 9, 2006, Daniel F. Hoth, M.D. was appointed to serve as a member of the board of directors (the “Board”) of Seattle Genetics, Inc. (the “Company”). A copy of the related press release is furnished as Exhibit 99.1 to this Current Report.

Dr. Hoth is currently a consultant to the pharmaceutical and biotechnology industry in drug development and clinical trials. Previously, Dr. Hoth served as Senior Vice President and Chief Medical Officer of Axys Pharmaceuticals, Inc. (now Celera Genomics) and Cell Genesys, Inc. From 1981 to 1993, he held various positions at the National Institutes of Health (NIH), including Director, Division of AIDS at the National Institute of Allergy and Infectious Diseases, and Chief of the Investigational Drug Branch of the National Cancer Institute. Before the NIH, he was on the faculty of the Georgetown University School of Medicine. Dr. Hoth received his M.D. from Georgetown University School of Medicine and his A.B. in Psychology from Franklin and Marshall College.

Pursuant to the Company’s automatic option grant program for non-employee directors under the Company’s 2000 Directors’ Stock Option Plan, Dr. Hoth was granted an option to purchase 25,000 shares of the Company’s Common Stock. The exercise price per share is equal to the fair market value per share on the date the option was granted. The option shall vest and become exercisable at the rate of one-fourth (1/4) of the shares subject to the option on the first anniversary of the date of grant of the option and 1/36 of the remaining shares subject to the option each month thereafter. Vesting accelerates under certain circumstances.

Also pursuant to the Company’s automatic option grant program, starting in 2007, Dr. Hoth will receive an option to purchase 10,000 shares of the Company’s Common Stock at each regular annual meeting of the Company’s stockholders, provided that he continues to be a member of the Board. The exercise price per share of each option will be equal to the fair market value per share on the date such option is granted. For each of these annual option grants, 100% of the option shares shall vest on the day before the first anniversary of the date of grant of each annual option. Vesting accelerates under certain circumstances.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of Seattle Genetics, Inc. dated March 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: March 10, 2006	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Seattle Genetics, Inc. dated March 10, 2006